Exhibit 99.1

Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

January 26, 2004

News Media & Financial Analyst Contact:

Alan Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports 29% Increase In Annual Earnings

Clinton, NJ - Unity Bancorp, Inc (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $4.6 million, or $0.81 per diluted share, for the year ended December 31, 2003, a 28.6% increase compared to $3.7 million, or $0.63 per diluted share for the year ended December 31, 2002.  Return on average assets and average common equity for 2003 were 1.04% and 16.05%, respectively, as compared to 0.91% and 13.95%, respectively, for 2002.

For the quarter ended December 31, 2003, net income was $0.9 million, or $0.16 per diluted share, an 11.1% decrease from $1.0 million, or $0.18 per diluted share for the same period a year ago.  The decline in net income from the prior years comparable quarter was due to $0.7 million of professional fees associated with the recently completed audit committee inquiry regarding the prior President and Chief Executive Officer and a $0.3 million severance accrual related to the resignation of such officer.  After-tax earnings for the quarter ended December 31, 2003 were reduced by approximately $600 thousand as a result of these charges.  Return on average assets and average common equity for the quarter ended December 31, 2003, were 0.81% and 12.30%, respectively, as compared to 0.94% and 15.12%, respectively, for the same period a year ago.

“Once you exclude the expenses associated with our audit committee’s inquiry, the operating results of 2003 demonstrate continued earnings improvement for both 2003 and the fourth quarter of 2003,” said Unity Chief Executive Officer, David D. Dallas.  “We have continued to grow the Unity franchise by improving our revenue while controlling the core expenses of the bank.  We will continue to focus on the fundamentals of providing superior customer service in 2004 and beyond.”

Net interest income was $4.6 million for the fourth quarter of 2003, compared to $4.1 million in the comparable quarter a year ago. Net interest margin was 4.35% for the fourth quarter of 2003 compared to 4.06% for the fourth quarter of 2002. Net interest margin for 2003 was 4.28% compared to 4.09% for 2002.  The Company’s net interest margin in 2003 improved from 2002 primarily due to the lower cost of funds.

The provision for loan losses for the fourth quarter of 2003 was $375 thousand, down from the $400 thousand in the fourth quarter of 2002. The provision for loan losses for the year ended December 31, 2003, was $1.6 million compared to $2.4 million for the year ended December 31, 2002.  The decline in the year-to-date provision is due to the lower level of loan charge offs.   Net loan charge-offs for the year ended December 31, 2003 were $342 thousand, compared to $1.4 million for the year ended December 31, 2002.

Total non-interest income for the fourth quarter of 2003 was $2.1 million, flat from a year ago.  Gains on sales of SBA loans amounted to $0.7 million for the fourth quarter of 2003, compared to $1.0 million for the same period last year.  Service charges on deposits for 2003 increased 3.9% over 2002 as a result of increased fees and a larger deposit base. Service and loan fees for the fourth quarter of 2003 increased 14.9% from the prior year’s comparable quarter due to increased levels of serviced loans and loan prepayment penalties.  Other income for the fourth quarter of 2003 increased to $0.4 million, a 47.1% increase from the prior year’s comparable quarter primarily due to title insurance revenue.

Total non-interest income grew to $8.3 million in 2003 as compared to $8.0 million in 2002.  Gains on sales of SBA loans declined by 15.2% in 2003 to $3.1 million as a result of lower volume.  Service charges on deposits grew 27.8% in 2003 to $2.0 million and loan fee income grew $30.7% in 2003 to $2.0 million as a result of a larger transaction base.

A primary source of revenue for Unity Bancorp is gains on the sale of SBA 7a loans.  As a result of current funding limitations experienced by the Small Business Administration, the SBA has imposed a loan cap on SBA 7a loans of $750,000 for 2004, as compared to a cap of $1.5 million in 2003.  Although there is no assurance that the cap will not be lifted in 2004, the impact of reducing the cap to $750,000 will likely reduce the amount of gains on SBA loans in 2004.

Total non-interest expenses for the fourth quarter of 2003 were $4.9 million, an increase of 17.9% from the prior year’s comparable quarter. The increase from the prior year’s quarter was primarily due to the increased compensation and benefit costs associated with the $0.3 million resignation package for the prior President and Chief Executive Officer and $0.7 million in professional fees incurred with respect to the fourth quarter audit committee inquiry of such Officer.  Excluding these expenses, total non-interest expenses for the fourth quarter of 2003 were flat from the prior year’s comparable quarter.

Total non-interest expenses for 2003 were $17.3 million, an 11.5% increase from the prior year.  Compensation and benefits expenses increased 10.7% in 2003 due to increased head count, merit increases and rising health care costs.  Occupancy expenses increased 12.7% in 2003 to $1.9 million primarily due to the addition of our Bridgewater branch.  Professional fees increased $0.9 million in 2003 to $1.5 million primarily due to the legal fees associated with an on going check-kiting lawsuit and the $0.7 million associated with the fourth quarter audit committee inquiry of the prior President and Chief Executive Officer.

Total assets at December 31, 2003 were $467 million, a 7.9% increase from a year ago.  The increase in assets from the prior year was primarily due to growth in the Company’s loan portfolio.  Total loans at December 31, 2003 were $339.8 million, a 9.0% increase from a year ago.  The growth in the loan portfolio occurred primarily in commercial loans, which totaled $188.2 million at December 31, 2003, an increase of 14.9% from a year ago.  SBA loans held for investment were $50.0 million at December 31, 2003, flat from a year ago.   Due to continued prepayments, residential mortgage loans declined 9.1% in 2003 and totaled $51.2 million at December 31, 2003. At December 31, 2003, consumer loans increased 32.3% to $36.4 million compared to 2002, primarily due to the growth in the Company’s home equity loan portfolio.

Total deposits at December 31, 2003 were $415.0 million, a 8.5% increase from the prior year.  This increase was primarily the result of growth in “Opportunity Checking,” Unity’s premier interest-bearing checking product. Non-interest bearing accounts totaled $86.8 million at December 31, 2003, up 14.9% from a year ago.

“Our loan production and deposit growth for the fourth quarter of 2003 was extremely robust,” said Unity President James A. Hughes. “In 2004, we will continue to focus on growing the Company’s revenue and adopting customer service initiatives throughout the Unity organization.”

At December 31, 2003, the allowance for loan losses was 1.58% of total loans, compared to 1.31% a year ago.  Non-performing assets at December 31, 2003 were $5.7 million, compared to $3.8 million a year ago.  Included in non-performing assets are two commercial mortgages totaling $2.0 million that are well collateralized, however, the borrowers have defaulted due to cash flow problems.  Also included in non-performing assets at December 31, 2003, are approximately $1.4 million of loans that are guaranteed by the Small Business Administration.   Loans greater than 90 days and still accruing interest increased to $1.9 million at December 31, 2003.  The majority of these loans were pending extensions or restructurings.  Substantially all of these loans were brought contractually current by payments in January 2004.

Total shareholders’ equity was $30.8 million at December 31, 2003, a 13.5% increase from the prior year.  The increase in shareholders, equity over the prior year was due to retained profits partially offset by the decline in other comprehensive income and the payment of cash dividends.

As of December 31, 2003, the Company’s Tier I leverage ratio was 9.01%, Tier I risk-based capital ratio was 11.32%, and total risk-based capital ratio was 12.83%. All regulatory capital ratios exceed the well-capitalized federal capital adequacy requirements as of December 31, 2003.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $467 million in assets and $415 million in deposits.  Unity Bank provides financial services to retail, corporate & small business customers through its’ 13 retail service centers located in Hunterdon, Middlesex, Somerset and Union counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp, Inc

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

BALANCE SHEET DATA:	12/31/2003	9/30/2003	12/31/2002

Assets	467,140	450,509	432,874
Deposits	414,982	399,451	382,585
Loans	339,755	321,629	311,794
Securities	92,347	84,023	81,754
Shareholders’ equity	30,762	29,564	27,106
Allowance for loan losses	5,352	4,960	4,094

FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	1,461	2,049	1,622
Federal and state income tax provision	547	747	613
Net income	914	1,302	1,009
Preferred stock dividends	0	0	0
Net income available to common shareholders	914	1,302	1,009
Per share-basic	0.17	0.24	0.19
Per share-diluted	0.16	0.23	0.18
Return on average assets	0.81	1.14	0.94
Return on average common equity	12.30	17.70	15.12
Efficiency ratio	73.66	62.98	67.30

FINANCIAL DATA - YEAR TO DATE:
Net income before taxes	7,281	—	5,820
Federal and state income tax provision	2,698	—	2,111
Net income	4,583	—	3,709
Preferred stock dividends	0	—	23
Net income available to common shareholders	4,583	—	3,686
Per share-basic	0.85	—	0.67
Per share-diluted	0.81	—	0.63
Return on average assets	1.04	—	0.91
Return on average common equity	16.05	—	13.95
Efficiency ratio	66.59	—	66.18

SHARE INFORMATION:
Closing price per share	11.43	11.20	7.85
Book value per share	5.68	5.48	5.03
Average diluted shares outstanding (QTD)	5,661	5,661	5,662

CAPITAL RATIOS:
Total equity to total assets	6.59	6.56	6.26
Tier I capital to average assets (leverage)	9.01	8.65	8.38
Tier I capital to risk- adjusted assets	11.32	11.43	11.05
Total risk-based capital	12.83	12.68	12.32

CREDIT QUALITY AND RATIOS:
Nonperforming assets	5,722	4,250	3,753
Net charge offs (recoveries) to average loans (QTD)	(0.02)	0.08	0.12
Allowance for loan losses to total loans	1.58	1.54	1.31
Nonperforming assets to total loans and OREO	1.68	1.32	1.20

Unity Bancorp, Inc.

Consolidated Balance Sheets

(In thousands)

	12/31/2003	9/30/2003	12/31/2002
ASSETS:

Cash and due from banks	11,915	13,478	12,237
Federal funds sold and interest bearing deposits	14,500	22,472	18,000
Securities:
Available for sale	79,277	68,390	55,570
Held to maturity	13,070	15,633	26,184
Total securities	92,347	84,023	81,754
Loans:
SBA - Held for sale	14,014	10,626	14,396
SBA - Held to Maturity	49,983	47,907	49,784
Commercial	188,197	176,567	163,813
Residential mortgage	51,176	51,994	56,297
Consumer	36,385	34,535	27,504
Total loans	339,755	321,629	311,794
Less: Allowance for loan losses	5,352	4,960	4,094
Net loans	334,403	316,669	307,700
Premises and equipment, net	5,979	7,280	8,669
Accrued interest receivable	2,389	2,199	2,579
Other assets	5,607	4,388	1,935
Total Assets	467,140	450,509	432,874

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	86,802	87,797	75,567
Interest-bearing deposits:
Interest bearing checking	199,510	182,018	176,640
Savings	38,447	38,037	34,663
Time, under $100,000	66,595	66,660	75,883
Time, $100,000 and over	23,628	24,939	19,832
Total deposits	414,982	399,451	382,585
Other debt	10,000	11,512	12,768
Trust Preferred Securities	9,000	9,000	9,000
Accrued interest payable	185	190	280
Accrued expenses and other liabilities	2,211	792	1,135
Total liabilities	436,378	420,945	405,768
Commitments and Contingencies	—	—	—

Shareholders’ equity:
Common stock, no par value, 12,500 shares authorized	31,989	31,852	31,827
Retained deficit	(746)	(1,497)	(5,006)
Accumulated other comprehensive (loss) gain, net of tax	(481)	(791)	285
Total shareholders’ equity	30,762	29,564	27,106
Total Liabilities and Shareholders’ Equity	467,140	450,509	432,874

COMMON SHARES AT PERIOD END:
Issued	5,415	5,399	5,393
Outstanding	5,415	5,399	5,393

Unity Bancorp Inc.

Consolidated Statements of Income

(In thousands, except per share data)

FOR THE THREE MONTHS ENDED:	12/31/2003	9/30/2003	12/31/2002
INTEREST INCOME
Fed funds sold and interest on deposits	32	49	31
Securities:
Available for sale	726	517	438
Held to maturity	183	226	357
Total securities	909	743	795
Loans:
SBA	995	1,089	1,044
Commercial	3,133	3,080	3,081
Residential mortgage	745	741	864
Consumer	462	437	378
Total loan interest income	5,335	5,347	5,367
Total interest income	6,276	6,139	6,193
INTEREST EXPENSE
Interest bearing demand deposits	625	607	724
Savings deposits	107	108	206
Time deposits	660	662	882
Other debt and Trust Preferred Securities	265	296	313
Total interest expense	1,657	1,673	2,125
Net interest income	4,619	4,466	4,068
Provision for loan losses	375	375	400
Net interest income after provision for loan losses	4,244	4,091	3,668
NONINTEREST INCOME
Service charges on deposit accounts	448	436	431
Service and loan fee income	477	574	415
Gain on SBA loan sales	738	831	1,013
Net securities (loss) gains	82	(25)	—
Other income	378	309	257
Total noninterest income	2,123	2,125	2,116
NONINTEREST EXPENSES
Compensation and benefits	2,304	2,135	1,893
Processing and communications	462	516	600
Occupancy, net	510	436	443
Furniture and equipment	285	257	255
Professional services	877	217	153
Loan servicing costs	140	225	130
Advertising	159	162	119
Deposit insurance	15	16	42
Other	154	203	527
Total noninterest expenses	4,906	4,167	4,162
Income before taxes	1,461	2,049	1,622
Federal and state income tax provision	547	747	613
Net Income	914	1,302	1,009
Preferred stock dividends	—	—	—
Net income to common stockholders	914	1,302	1,009

Net Income Per Common Share-Basic	0.17	0.24	0.19
Net Income Per Common Share-Diluted	0.16	0.23	0.18

AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,398	5,398	5,411
Diluted	5,661	5,661	5,662

Unity Bancorp, Inc.

Consolidated Statements of Income

(Dollars in thousands, except per share data)

YEAR TO DATE	12/31/2003	12/31/2002
INTEREST INCOME
Fed funds sold and interest on deposits	138	161
Securities:
Available for sale	2,347	2,522
Held to maturity	998	1,440
Total securities	3,345	3,962
Loans:
SBA	4,115	3,750
Commercial	12,495	10,842
Residential mortgage	3,126	4,030
Consumer	1,676	1,550
Total loan interest income	21,412	20,172
Total interest income	24,895	24,295
INTEREST EXPENSE
Interest bearing demand deposits	2,703	2,731
Savings deposits	423	760
Time deposits	2,733	4,175
Other debt and Trust Preferred Securities	1,169	906
Total interest expense	7,028	8,572
Net interest income	17,867	15,723
Provision for loan losses	1,600	2,350
Net interest income after provision for loan losses	16,267	13,373
NONINTEREST INCOME
Service charges on deposit accounts	1,977	1,547
Service and loan fee income	1,956	1,497
Gain on SBA loan sales	3,075	3,627
Net securities gains	185	228
Other income	1,150	1,092
Total noninterest income	8,343	7,991
NONINTEREST EXPENSES
Compensation and benefits	8,301	7,498
Processing and communications	2,100	2,236
Occupancy, net	1,884	1,671
Furniture and equipment	1,061	1,075
Professional services	1,541	668
Loan servicing costs	651	436
Advertising	596	463
Deposit insurance	62	161
Other	1,133	1,336
Total noninterest expenses	17,329	15,544
Income before taxes	7,281	5,820
Federal and state income taxes	2,698	2,111
Net Income	4,583	3,709
Preferred stock dividends	0	23
Net income to common stockholders	4,583	3,686

Net Income Per Common Share-Basic	0.85	0.67
Net Income Per Common Share-Diluted	0.81	0.63

Average common shares outstanding:
Basic	5,399	5,483
Diluted	5,655	5,816

Unity Bancorp, Inc.

Consolidated Average Balance Sheets with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	12/31/2003			9/30/2003
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	8,689	32	1.46	17,241	49	1.13
Securities:
Available for sale	74,746	750	4.01	67,120	541	3.22
Held to maturity	13,562	183	5.40	16,461	226	5.49
Total securities	88,308	933	4.23	83,581	767	3.67
Loans, net of unearned discount:
SBA	63,332	995	6.28	64,364	1,089	6.77
Commercial	180,519	3,133	6.89	177,538	3,080	6.88
Residential mortgage	50,993	745	5.84	51,545	741	5.75
Consumer	35,320	462	5.19	35,136	437	4.93
Total loans	330,164	5,335	6.43	328,583	5,347	6.47
Total interest - earning assets	427,161	6,300	5.87	429,405	6,163	5.71
Noninterest-earning assets:
Cash and due from banks	9,798			17,102
Allowance for loan losses	(5,193)			(4,999)
Other assets	14,660			13,120
Total noninterest-earning assets	19,265			25,223
Total Assets	446,426			454,628

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	188,205	625	1.32	185,316	607	1.30
Savings deposits	37,291	107	1.14	39,827	108	1.08
Time deposits	88,383	660	2.96	91,444	662	2.87
Total interest-bearing deposits	313,879	1,392	1.76	316,587	1,377	1.73
Other debt and Trust Preferred Securities	20,873	265	5.04	21,457	296	5.47
Total interest-bearing liabilities	334,752	1,657	1.96	338,044	1,673	1.96
Noninterest-bearing liabilities:
Demand deposits	80,286			86,895
Other liabilities	1,910			505
Total noninterest-bearing liabilities	82,196			87,400
Shareholders’ equity	29,478			29,184
Total Liabilities and Shareholders’ Equity	446,426			454,628

Net interest spread		4,643	3.91		4,490	3.75
Tax-equivalent basis adjustment		(24)			(24)
Net interest income		4,619			4,466

Net interest margin			4.35			4.18

	Three Months Ended
	12/31/2003			12/31/2002
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	8,689	32	1.46	6,755	31	1.82
Securities:
Available for sale	74,746	750	4.01	53,476	438	3.28
Held to maturity	13,562	183	5.40	27,378	357	5.22
Total securities	88,308	933	4.23	80,854	795	3.93
Loans, net of unearned discount:
SBA	63,332	995	6.28	64,464	1,044	6.48
Commercial	180,519	3,133	6.89	160,352	3,081	7.62
Residential mortgage	50,993	745	5.84	60,265	864	5.73
Consumer	35,320	462	5.19	28,060	378	5.34
Total loans	330,164	5,335	6.43	313,141	5,367	6.82
Total interest-earning assets	427,161	6,300	5.87	400,750	6,193	6.15
Noninterest-earning assets:
Cash and due from banks	9,798			16,336
Allowance for loan losses	(5,193)			(4,045)
Other assets	14,660			12,911
Total noninterest-earning assets	19,265			25,202
Total Assets	446,426			425,952
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	188,205	625	1.32	171,753	724	1.67
Savings deposits	37,291	107	1.14	35,502	206	2.30
Time deposits	88,383	660	2.96	100,345	882	3.49
Total interest-bearing deposits	313,879	1,392	1.76	307,600	1,812	2.34
Other debt and Trust Preferred Securities	20,873	265	5.04	22,033	313	5.64
Total interest-bearing liabilities	334,752	1,657	1.96	329,633	2,125	2.56
Noninterest-bearing liabilities:
Demand deposits	80,286			68,606
Other liabilities	1,910			1,166
Total noninterest-bearing liabilities	82,196			69,772
Shareholders’ equit	29,478			26,547
Total Liabilities and Shareholders’ Equity	446,426			425,952
Net interest spread		4,643	3.91		4,068	3.59
Tax-equivalent basis adjustment		(24)			—
Net interest income		4,619			4,068
Net interest margin			4.35		4.06

	Year to Date
	12/31/2003			12/31/2002
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold
Interest-bearing deposits with banks	10,846	138	1.27	9,838	161	1.64
Securities:
Available for sale	63,102	2,403	3.81	53,277	2,522	4.73
Held to maturity	19,633	998	5.08	24,099	1,440	5.98
Total securities	82,735	3,401	4.11	77,376	3,962	5.12
Loans, net of unearned discount:
SBA	65,555	4,115	6.28	57,808	3,750	6.49
Commercial	175,685	12,495	7.11	145,031	10,842	7.48
Residential mortgage	52,014	3,126	6.01	67,470	4,030	5.97
Consumer	32,323	1,676	5.19	26,873	1,550	5.77
Total loans	325,577	21,412	6.58	297,182	20,172	6.79
Total interest-earning assets	419,158	24,951	5.96	384,396	24,295	6.32
Noninterest-earning assets:
Cash and due from banks	14,216			13,879
Allowance for loan losses	(4,783)			(3,680)
Other assets	13,764			12,317
Total noninterest-earning assets	23,197			22,516
Total Assets	442,355			406,912

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	184,220	2,703	1.47	151,115	2,731	1.81
Savings deposits	36,976	423	1.14	34,000	760	2.24
Time deposits	90,814	2,733	3.01	112,799	4,175	3.70
Total interest-bearing deposits	312,010	5,859	1.88	297,914	7,666	2.57
Other debt and Trust Preferred Securities	21,532	1,169	5.43	15,719	906	5.76
Total interest-bearing liabilities	333,542	7,028	2.11	313,633	8,572	2.73
Noninterest-bearing liabilities:
Demand deposits	79,102			64,900
Other liabilities	1,152			1,714
Total noninterest-bearing liabilities	80,254			66,614
Shareholders’ equity	28,559			26,665
Total Liabilities and Shareholders’ Equity	442,355			406,912

Net interest spread		17,923	3.85		15,723	3.59
Tax-equivalent basis adjustment		(56)			—
Net interest income		17,867			15,723

Net interest margin		4.28			4.09

Unity Bancorp, Inc.

Allowance for Loan Losses and Loan Quality Schedules

(Dollars in thousands)

		12/31/2003	9/30/2003	6/30/2003	3/31/2003	12/31/2002
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning		4,960	4,649	4,382	4,094	3,786
Provision charged to expense		375	375	400	450	400
		5,335	5,024	4,782	4,544	4,186
Less:	Charge offs
SBA		185	112	129	60	66
Commercial		65	55	30	144	—
Residential mortgage		—	—	—	—	15
Consumer		12	42	8	31	58
Total Charge Offs		262	209	167	235	139
Add:	Recoveries
SBA		6	40	28	4	1
Commercial		268	101	—	50	43
Residential mortgage		—	—	—	—	—
Consumer		5	4	6	19	3
Total Recoveries		279	145	34	73	47
Net Charge Offs		(17)	64	133	162	92
Balance, ending		5,352	4,960	4,649	4,382	4,094

LOAN QUALITY INFORMATION:
Nonperforming loans		5,395	3,854	3,310	3,545	3,557
Other real estate owned, net		327	396	237	258	196
Nonperforming assets		5,722	4,250	3,547	3,803	3,753

Loans 90 days past due and still accruing		1,876	165	759	2,130	365

Allowance for loan losses to:
Total loans at period end		1.58	1.54	1.43	1.38	1.31
Nonperforming loans		99.20	128.70	140.45	123.61	115.10
Nonperforming assets		93.53	116.71	131.07	115.22	109.09
Net charge offs to average loans (QTD)		(0.02)	0.08	0.17	0.21	0.12
Net charge offs to average loans (YTD)		0.11	0.15	0.18	0.21	0.48
Nonperforming loans to total loans		1.59	1.20	1.02	1.11	1.14
Nonperforming assets to total loans and OREO		1.68	1.32	1.09	1.19	1.20

Unity Bancorp, Inc.

Quarterly Financial Data

	12/31/2003	9/30/2003	6/30/2003	3/31/2003	12/31/2002
SUMMARY OF INCOME
(in thousands) :
Interest income	6,276	6,139	6,290	6,190	6,193
Interest expense	1,657	1,673	1,759	1,939	2,125
Net interest income	4,619	4,466	4,531	4,251	4,068
Provision for loan losses	375	375	400	450	400
Net interest income after provision	4,244	4,091	4,131	3,801	3,668
Noninterest income	2,123	2,125	1,988	2,107	2,116
Noninterest expense	4,906	4,167	4,201	4,055	4,162
Income before income taxes	1,461	2,049	1,918	1,853	1,622
Federal and state income tax provision	547	747	703	701	613
Net Income	914	1,302	1,215	1,152	1,009
Preferred dividends	—	—	—	—	—
Net Income	914	1,302	1,215	1,152	1,009
Net Income per Common Share:
Basic	0.17	0.24	0.23	0.21	0.19
Diluted	0.16	0.23	0.22	0.20	0.18
COMMON SHARE DATA:
Cash dividends declared Book value at quarter end	5.68	5.48	5.42	5.16	5.03
Market value at quarter end	11.43	11.20	10.20	7.99	7.85
Average common shares out-standing: (000’s)
Basic	5,398	5,398	5,393	5,393	5,411
Diluted	5,661	5,661	5,610	5,671	5,662
Common shares outstanding at period end (000’s)	5,415	5,399	5,393	5,393	5,393
OPERATING RATIOS:
Return on average assets	0.81	1.14	1.11	1.09	0.94
Return on average common equity	12.30	17.70	17.14	17.23	15.12
Efficiency ratio	73.66	62.98	64.81	64.62	67.30
BALANCE SHEET DATA
(in thousands):
Assets	467,140	450,509	448,770	445,270	432,874
Deposits	414,982	399,451	397,098	394,025	382,585
Loans	339,755	321,629	325,221	318,612	311,794
Shareholders’ equity	30,762	29,564	29,238	27,824	27,106
Allowance for loan losses	5,352	4,960	4,649	4,382	4,094
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	5.87	5.71	6.10	6.15	6.15
Interest-bearing liabilities	1.96	1.96	2.12	2.39	2.56
Net interest spread	3.91	3.75	3.98	3.76	3.59
Net interest margin	4.35	4.18	4.39	4.19	4.06
CREDIT QUALITY:
Nonperforming assets (in thousands)	5,722	4,250	3,547	3,803	3,753
Allowance for loan losses to period-end loans	1.58	1.54	1.43	1.38	1.31
Net charge offs (recoveries) to average loans	(0.02)	0.08	0.17	0.21	0.12
Nonperforming assets to loans and OREO	1.68	1.32	1.09	1.19	1.20
CAPITAL AND OTHER:
Total equity to assets	6.59	6.56	6.52	6.25	6.26
Tier I capital to average assets (leverage)	9.01	8.65	8.61	8.59	8.38
Tier I capital to risk-adjusted assets	11.32	11.43	10.88	11.03	11.05
Total capital to risk-adjusted assets	12.83	12.68	12.13	12.28	12.32
Number of banking offices	13	12	12	12	12
Number of ATMs	14	13	13	13	13
Number of employees	173	168	171	160	159